Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Interim CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

3rd Quarter Fiscal Year 2020 Results

•

Originations year-over-year on new Contracts purchased for the three months ended December 31, 2019 increased by 15.2% compared to prior year third quarter, which included a bulk portfolio purchase of $1.1 million

•	Originations year-over-year on Direct Loans for the three months ended December 31, 2019 increased by 49.7% compared to prior year third quarter
•	Accounts 60+ days delinquent decreased to 4.0%, excluding Chapter 13 bankruptcy accounts, compared to 5.7% as of the prior year third quarter
•	Gross Portfolio Yield for the three months ended December 31, 2019 increased to 27.3% compared to 25.7% during the prior year third quarter
•	Interest and fee income on finance receivables for the three months ended December 31, 2019 decreased 10.6% due to a 15.9% decrease in average finance receivables, compared to prior year third quarter
•	Average APR on new Contracts purchased for the three months ended December 31, 2019 decreased to 23.3% compared to 23.5% during the prior year third quarter
•	Average APR on Direct Loan originations for the three months ended December 31, 2019 increased to 28.4% compared to 25.9% during the prior year third quarter

February 6, 2020 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced net income for the three months ended December 31, 2019 of $0.3 million compared to net loss of $0.9 million for the three months ended December 31, 2018.  Diluted net income per share was $0.04 for the three months ended December 31, 2019 as compared to net loss per share of $0.12 for the three months ended December 31, 2018. Revenue decreased 10.6% to $15.0 million for the three months ended December 31, 2019 as compared to $16.7 million for the three months ended December 31, 2018. The Company reported income before income taxes for the three months ended December 31, 2019 of $0.5 million compared to net loss of $1.3 million for the three months ended December 31, 2018.   The Company recorded an income tax expense of approximately $0.2 million during the three months ended December 31, 2019 compared to an income tax benefit of $0.4 million during the three months ended December 31, 2018.

Net income for the nine months ended December 31, 2019 of $1.2 million compared to $1.1 million for the nine months ended December 31, 2018.  Diluted net income per share was $0.15 for the nine months ended December 31, 2019 as compared to $0.14 for the nine months ended December 31, 2018. Revenue decreased 14.0% to $47.2 million for the nine months ended December 31, 2019 as compared to $54.9 million for the nine months ended December 31, 2018. The Company reported income before income taxes for the nine months ended December 31, 2019 of $1.7 million compared $1.4 million for the nine months ended December 31, 2018.   The Company recorded an income tax expense of approximately $0.5 million during the nine months ended December 31, 2019 compared to $0.3 million during the nine months ended December 31, 2018.

“We are very pleased with the progress we have been making overall, and particularly pleased with the progress in our 3rd Quarter of Fiscal Year 2020.  On both new indirect contract purchases and direct loan volume we have outpaced year over year results for the 3rd Quarter and Year to Date,” Said Doug Marohn, CEO and president of Nicholas Financial, Inc.  “Our targeted efforts to improve same store sales, rollout our Direct Loan product to more states, continue new market expansion and be open to other strategic partnerships is yielding positive results.”

“In the 3rd Quarter we saw more than a 15% increase on Indirect purchases and nearly 50% increase on the Direct Loan production,” Marohn continued. “We also added an additional $1.1 million by way of a bulk portfolio purchase from another company in our space.  Our expansion efforts are underway in Las Vegas, Nevada in addition to the other areas previously identified.  We are in the process of initiating expansion in Salt Lake City, Utah; Boise, Idaho; and Des Moines, Iowa; just to name a few.”

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2020	5,656	$57,038	$10,089	23.4%	7.9%	47
3	1,753	17,880	10,200	23.3%	7.6%	47
2	2,011	20,104	9,997	23.5%	7.9%	46
1	1,892	19,054	10,071	23.4%	8.3%	47
2019	7,684	$77,499	$10,086	23.5%	8.2%	47
4	2,151	21,233	9,871	23.5%	8.0%	46
3	1,625	16,476	10,139	23.5%	8.1%	47
2	1,761	17,845	10,133	23.5%	8.4%	47
1	2,147	21,945	10,221	23.7%	8.3%	48
2018	9,767	$109,575	$11,219	22.4%	7.4%	54
4	2,814	29,254	10,396	23.3%	7.9%	50
3	2,365	27,378	11,577	21.7%	6.9%	54
2	2,239	25,782	11,515	22.0%	7.3%	55
1	2,349	27,161	11,563	22.3%	7.6%	55

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2020	2,422	9,534	3,919	28.0%	24
3	1,137	4,490	3,949	28.4%	24
2	739	2,988	4,043	27.4%	25
1	546	2,056	3,765	28.2%	24
2019	1,918	$7,741	$4,036	26.4%	25
4	236	1,240	4,654	27.3%	24
3	738	2,999	4,063	25.9%	25
2	495	1,805	3,646	26.5%	25
1	449	1,697	3,779	25.7%	28
2018	2,036	$7,642	$3,754	25.2%	29
4	380	1,445	3,752	25.0%	29
3	622	2,218	3,566	25.2%	28
2	501	1,953	3,897	25.1%	29
1	533	2,026	3,801	25.4%	30

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. is a publicly-traded specialty consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. states. The Company has approximately 7.9 million shares of voting common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including risk relating to competition and our ability to increase and maintain yield and profitability at desirable levels, as well as risks relating to  general economic conditions, access to bank financing, our ability to expand the geographical scope of, and otherwise continue growing, our Direct Loan operations, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2019.  When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “may”, “plan,” “believe”, “intend” and similar expressions are intended to identify forward-looking statements.  Such statements are based on the beliefs of Company management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially from those anticipated, estimated or expect. All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Nine months ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Interest and fee income on finance receivables	$14,973	$16,740	$47,199	$54,903
Expenses:
Operating expenses	7,950	7,848	25,848	24,615
Provision for credit losses	4,597	7,870	12,982	21,670
Interest expense	1,886	2,303	6,672	7,228
Total expenses	14,433	18,021	45,502	53,513
Income (loss) before income taxes	540	(1,281)	1,697	1,390
Income tax expense (benefit)	229	(376)	527	293
Net income (loss)	$311	$(905)	$1,170	$1,097
Earnings (loss) per share:
Basic	$0.04	$(0.12)	$0.15	$0.14
Diluted	$0.04	$(0.12)	$0.15	$0.14

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31,	March 31,
	2019	2019
Cash and restricted cash	$24,106	$37,642
Finance receivables, net	190,327	202,042
Other assets	13,289	12,736
Intangibles	65	-
Goodwill	295	-
Total assets	$228,082	$252,420
Credit facility	$116,768	$142,619
Other liabilities	5,322	4,916
Total liabilities	122,090	147,535
Shareholders’ equity	105,992	104,885
Total liabilities and shareholders’ equity	$228,082	$252,420
Book value per share	$13.37	$13.26

	Three months ended		Nine months ended
	December 31,		December 31,
	(In thousands)		(In thousands)
Portfolio Summary	2019	2018	2019	2018
Average finance receivables (1)	$219,618	$261,036	$230,527	$279,023
Average indebtedness (2)	$119,518	$127,332	$136,164	$143,693
Interest and fee income on finance receivables	$14,973	$16,740	$47,199	$54,903
Interest expense	1,886	2,303	$6,672	$7,228
Net interest and fee income on finance receivables	$13,087	$14,437	$40,527	$47,675
Portfolio yield (3)	27.27%	25.65%	27.30%	26.24%
Interest expense as a percentage of average finance receivables	3.45%	3.53%	3.86%	3.45%
Provision for credit losses as a percentage of average finance receivables (7)	8.37%	12.06%	7.51%	10.36%
Net portfolio yield (3)	15.45%	10.06%	15.93%	12.43%
Operating expenses as a percentage of average finance receivables	14.48%	12.03%	14.95%	11.76%
Pre-tax yield as a percentage of average finance receivables (4)	0.97%	(1.97)%	0.98%	0.67%
Net charge-off percentage (5) (7)	8.84%	10.84%	9.63%	10.49%
Allowance percentage (6) (7)	6.04%	7.65%	5.76%	7.16%

Note: All three-month and nine-month statement of income performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables represent the average of finance receivables throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Credit Facility.
(3)

Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4)	Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.
(5)	Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.
(6)	Allowance percentage represents the allowance for credit losses divided by average finance receivables outstanding during the period.
(7)

The Company completed bulk sales of charge-off accounts, which included $1.5 million of bankruptcy accounts and $0.1 million of non-performing accounts.  These bulk sales impacted the provision for credit losses, net charge-off, and allowance percentages for December 31, 2019.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
December 31, 2019	$200,092	$16,748	$5,993	$2,279	$47	$25,067
		8.37%	3.00%	1.14%	0.02%	12.53%
December 31, 2018	$238,183	$19,552	$7,577	$3,919	$2,439	$33,487
		8.21%	3.18%	1.65%	1.02%	14.06%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
December 31, 2019	$11,423	$331	$123	$68	$3	$525
		2.90%	1.08%	0.60%	0.03%	4.60%
December 31, 2018	$8,470	$189	$95	$35	$68	$387
		2.23%	1.12%	0.41%	0.80%	4.57%

As of March 2019, the Company changed its charge-off policy from 181 days past due to 121 days past due, which aligned with industry standards and the sub-prime nature of the customers.  In the event of repossession, the charge-off will occur in the month in which the vehicle is repossessed.  Based on these actions, improved servicing, and stricter underwriting policies, management has seen improvements in the delinquency rates.

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	December 31,		December 31,
	(Purchases in thousands)		(Originations in thousands)
	2019	2018	2019	2018
Purchases/Originations	$17,880	$16,476	$4,490	$2,999
Average APR	23.3%	23.5%	28.4%	25.9%
Average discount	7.6%	8.1%	N/A	N/A
Average term (months)	47	47	24	25
Average amount financed	$10,200	$10,139	$3,949	$4,063
Number of contracts	1,753	1,625	1,137	738

	Contracts		Direct Loans
	Nine months ended		Nine months ended
	December 31,		December 31,
	(Purchases in thousands)		(Originations in thousands)
	2019	2018	2019	2018
Purchases/Originations	$57,038	$56,266	$9,534	$6,501
Average APR	23.4%	23.6%	28.0%	26.0%
Average discount	7.9%	8.3%	N/A	N/A
Average term (months)	47	47	24	26
Average amount financed	$10,089	$10,164	$3,919	$3,829
Number of contracts	5,656	5,533	2,422	1,682

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	December 31,		December 31,
Portfolio	2019	2018	2019	2018
Average APR	22.7%	22.7%	27.0%	26.0%
Average discount	7.65%	7.46%	N/A	N/A
Average term (months)	51	53	26	27
Number of active contracts	25,995	29,061	3,376	2,641

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